Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Giga-tronics Incorporated of our report dated June 9, 2015 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Giga-tronics Incorporated for the year ended March 28, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

San Francisco, California

June 18, 2015